EXHIBIT 32.2

HERITAGE OAKS BANCORP

Quarterly report on Form 10-Q

for the quarter ended March 31, 2013

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Financial Officer of Heritage Oaks Bancorp (the “Company”), hereby certifies, pursuant to 18 USC Section 1350, that to my knowledge, (i) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 6, 2013	/s/ Mark Olson
Mark Olson,
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Heritage Oaks Bancorp, and will be retained by Heritage Oaks Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.

Heritage Oaks Bancorp